Exhibit 16.1
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                             Letter From Tanner, LC



March 1, 2006


Securities and Exchange Commission
Washington, D.C. 20549

Ladies and Gentlemen:

We have read the statements included under Item 4.01 of Form 8-K dated March 1, 2006 of Groen Brothers Aviation, Inc. and we agree with the statements made in
Item 4.01, except that we have no basis on which to agree or disagree with the sixth paragraph of Item 4.01.


Very truly yours,

/s/ Tanner LC

Tanner LC
Salt Lake City, Utah